EXHIBIT 10.7



          THIRD AMENDMENT TO THE GLOBAL MED TECHNOLOGIES, INC.
                 AMENDED AND RESTATED STOCK OPTION PLAN


     Section 6(c)(2) of the Global Med Technologies, Inc. Stock Option Plan hereby is amended to read as follows:

     Any Non-qualified Stock Option granted under the Plan shall be at a price no less than 85% of the Fair Market Value per share on the date of grant thereof.

     This amendment was approved by the Board of Directors of the Corporation on December 11, 1996.



                         GLOBAL MED TECHNOLOGIES, INC



                         By:/s/ Michael I. Ruxin
                             -----------------------------------
                               Michael I. Ruxin